BYLAWS
OF

FOUNTAIN COLONY VENTURES INC.

ARTICLE ONE

OFFICES

1.01 Principal Office. The principal office of the corporation in the State of Colorado shall be located in the City of Boulder, Boulder. The corporation may have such other offices either within or without the State of Colorado as the Board of Directors may designate or the business of the corporation may require from time to time.

1.02 Registered Office. The registered office of the corporation, required by the Colorado Corporation Code to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE TWO

SHAREHOLDERS

2.01 Annual Meeting. The annual meeting of the shareholders shall be held at such time on such day as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the corporation entitled to vote at the meeting.

2.03 Place of and Notice of Meeting. The Board of Directors may designate any place either within or without the State of Colorado as a place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided however that if the authorized shares of the corporation are to be increased, at least thirty (30) days notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty (20) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

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2.04 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders except as otherwise provided by the Colorado Corporation Code and the Articles of Incorporation. In the absence of a quorum at any such meeting, the majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjourned, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.05 Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

2.06 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.07 Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a vote of a greater proportion or number of votes by classes is otherwise required by statute, or by the Articles of Incorporation, or by these Bylaws. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

2.08 Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

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2.9 Voting of Shares. Unless otherwise provided by these Bylaws or Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

2.10 Voting of Shares by Certain Shareholders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, Court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, Court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by that corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the latter of the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefore.

2.11 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

2.12 Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

2.13 No Cumulative Voting. No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

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ARTICLE THREE

BOARD OF DIRECTORS

3.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

3.2 Number of Directors, Tenure and Qualification. The number of directors of the corporation shall be fixed from time to time by a resolution of the Board of Directors but shall not be less than one (1), or that number otherwise required by law. Each director shall hold office until his successor shall have been elected and qualified. Directors need not be residents of the State of Colorado or shareholders of the corporation.

The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial terms of directors elected in 1999 shall expire as of the annual meeting of shareholders for the years indicated below:

Class	I Directors	2000
Class	II Directors	2001
Class	Ill Directors	2002

Upon expiration of the initial term specified for each class of directors, their successors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If an equality in number is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any class shall not exceed one.

3.3 Chairman of the Board. There shall be a Chairman of the Board, who has been elected from among the directors. He shall preside at all meetings of the stockholders and of the Board of Directors. He shall have such other powers and duties as may be prescribed by the Board of Directors.

3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place, as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

3.5 Special Meeting. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

3.6 Notice. Written notice of any special meeting of directors shall be given as follows: (a) by mail to each director at his business address at least three (3) days prior to the meeting, or (b) by personal delivery or telegram at least twenty-four (24) hours prior to the meeting to the business address of each director, if any, but in the event such notice is given on Saturday, Sunday or a holiday, personal delivery to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon pre-paid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver

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of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.07 Quorum. A majority of the number of directors fixed by or pursuant to

Section 3.02 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.08 Participation by Electronic Means. Any member of the Board of Directors or any committee designated by such board may participate in a meeting of the Board of Directors or a committee by means of telephone conference or similar communications equipment by which all persons participating in a meeting can hear each other at the same time. Such participation shall constitute the presence of the person at the meeting.

3.09 Manner of Acting. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.10 Informal Action by Directors. Any action required or permitted to be taken by the Board of Directors or in a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

3.11 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election by the shareholders.

3.12 Resignation. Any director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

3.13 Removal. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Corporation Code.

3.14 Committees. By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall be prescribed by the Colorado Corporation Code.

3.15 Compensation. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and

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may be paid a stated salary as director or a fixed sum for attendance of each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving any other compensation therefor.

3.16 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE FOUR

OFFICERS

4.01 Number of Officers. The officers of the corporation shall be a President, Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person. Officers need not be residents of the State of Colorado or shareholders of the corporation.

4.02 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.03 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.04 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.05 President. The President shall be the Chief Executive Officer of the corporation and subject to the control of the Board of Directors shall, in general, supervise and control all of the business and affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.06 Vice-President. If elected or appointed by the Board of Directors, the Vice-President (or in the event there be more than one vice- president, the vice-presidents in the order designated at the time of their election, or in the

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absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.07 The Secretary. The Secretary shall: a) Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one (1) or more books provided for that purpose, b) See that all notices are duly given in accordance with provisions of these Bylaws or as required by law, c) Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, e) Sign with the President for certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, f) Have general charge of the stock transfer books of the corporation, and g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

4.08 Treasurer. The Treasurer shall: a) Have charge and custody of and be responsible for all funds and securities of the corporation; b) Receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article Five of these Bylaws; and c) In general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.09 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman or Vice-Chairman of the Board of Directors or the President or Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.10 Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

4.11 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. An officer shall not be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

4.12 Excessive Compensation. Officers will return to the corporation any and all compensation that is deemed excessive by the IRS or the Courts.

4.13 Reimbursement of Expenses. Officers will reimburse the corporation for any and all expenses that are subsequently deemed by the IRS or the Courts to be personal rather than corporate in nature.

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ARTICLE FIVE

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on be-half of the corporation, and such authority may be general or confined to specific instances.

5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.04 Deposits. All funds of the corporation not otherwise shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE SIX

SHARES AND CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

6.01 Share Certificates. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares or series thereof as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or Vice- President and by the Secretary or Treasurer; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value.

A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as such shall conform to the rules of any stock exchange on which the shares may be listed.

The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

6.02 Cancellation of Certificates. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

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6.03 Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of the certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, the transfer of shares will be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

6.04 Lost, Stolen or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

6.05 Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

ARTICLE SEVEN

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year, unless otherwise established by the Board of Directors.

ARTICLE EIGHT

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE NINE

CORPORATE SEAL

The Board of Directors shall be authorized, but not required, to use a corporate seal, which if used shall be circular in form and contain the name of the corporation and the words “Corporate Seal”.

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ARTICLE TEN

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Corporate Code, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE ELEVEN

AMENDMENTS

These Bylaws may be altered, amended or repealed and new By-laws may be adopted by a majority of the Directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.

ARTICLE TWELVE

EMERGENCY BYLAWS

13.01 The Emergency Bylaws provided in this Article shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Colorado Corporation Code. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

During any such emergency:

(a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

(c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

(d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(e) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

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(f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change, any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE THIRTEEN

INDEMNIFICATION

The corporation shall indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, by reason of the fact that he was a director or officer of the corporation or served at its request as a director or officer of another corporation, against judgments, fines, amounts paid in settlement and reasonably expenses, including attorney fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the full extent permitted by the Colorado Corporation Code.

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